EXHIBIT 32.1
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, the undersigned officer of The Goldman Sachs Group, Inc. (the Company) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 2, 2025	/s/	David Solomon
	Name:	David Solomon
	Title:	Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

CERTIFICATION
Pursuant to 18 U.S.C. § 1350, the undersigned officer of The Goldman Sachs Group, Inc. (the Company) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 2, 2025	/s/	Denis P. Coleman III
	Name:	Denis P. Coleman III
	Title:	Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.